Exhibit 10.2

EXECUTION VERSION

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT is made and entered into as of the date hereof (the “Agreement”) by and among the following parties:

(a) The undersigned holders (each, a “Consenting Senior Secured Noteholder”) of the 12% Senior Secured Notes due 2008 (the “Senior Secured Notes”), issued pursuant to the Indenture, dated as of February 28, 2002, between Ampex Corporation (“Ampex”), as issuer, and U.S. Bank National Association (“Trustee”), as successor trustee to State Street Bank and Trust Company, as trustee (including ancillary documents executed therewith, as amended, the “Indenture”);

(b) The undersigned holder (“Hillside” and together with the Consenting Senior Secured Noteholders, the “Consenting Holders”), as holder of those certain notes (the “Hillside Notes”) issued pursuant to the settlement agreement dated as of December 1, 1994, between Hillside, the Company (as defined in paragraph (c) below) and certain entities affiliated with Sherborne Holdings Incorporated (as amended, the “HSA Agreement”); and

(c) Ampex and certain of its affiliates (collectively, the “Company”) that will or may constitute one of the “Debtors” (as defined below) (each of the foregoing, the Consenting Senior Secured Noteholders, Hillside and the Company, a “Party”, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company has determined that a prompt restructuring of its capital structure would be in the best interests of its stakeholders;

WHEREAS, each Consenting Senior Secured Noteholder is the holder of a Claim, as defined in section 101(5) of title 11 of the United States Code (the “Bankruptcy Code”) arising out of, or related to, the Senior Secured Notes (each, a “Senior Secured Note Claim,” and/or an “Ampex Claim”);

WHEREAS, the Consenting Senior Secured Noteholders hold a majority of the aggregate face amount of the Senior Secured Notes;

WHEREAS, Hillside is the holder of a Claim, as defined in section 101(5) of the Bankruptcy Code arising out of, or related to, the Hillside Notes (the “Hillside Notes Claim,” and/or an “Ampex Claim”);

WHEREAS, the Parties intend to implement the restructuring contemplated by this Agreement (the “Restructuring”) through a confirmed plan of reorganization, the form and substance of which shall be consistent in all material respects with the terms set forth in that certain Joint Chapter 11 Plan of Reorganization for Ampex Corporation and its Affiliates attached hereto as Exhibit A (as the same may be amended from time to time with the Consenting Holders’ consent, the “Plan”). The Plan will be filed on behalf of the Ampex and its U.S. subsidiaries (collectively, the “Debtors”) in voluntary bankruptcy cases (the “Reorganization Cases”) to be commenced by the Debtors by filing petitions (the “Petitions”)

under chapter 11 of the Bankruptcy Code (the date of that event being the “Petition Date”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);1

WHEREAS, the Parties have engaged in good faith, arm’s length negotiations with the objective of reaching an agreement with regard to restructuring the Ampex Claims and other outstanding claims against, and equity interests in, the Debtors in accordance with the terms set forth in this Agreement and the Plan;

WHEREAS, each Consenting Holder has reviewed, or has had the opportunity to review the Plan and this Agreement with the assistance of professional legal advisors of its own choosing;

WHEREAS, each Consenting Holder desires to support the Plan, and the Company desires to obtain the commitment of the Consenting Holders to support the Plan, in each case subject to the terms and conditions set forth herein;

WHEREAS, subject to execution of definitive documentation and appropriate approvals by the Bankruptcy Court of the Plan and the associated disclosure statement (as the same may be amended from time to time, the “Disclosure Statement”), each of which shall be in form and substance satisfactory to the Debtors and the Consenting Holders, and which shall be consistent with the Plan annexed hereto, the following sets forth the agreement between the Parties concerning their respective obligations; and

WHEREAS, in expressing such support, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy laws, or the fiduciary duties of any Consenting Holder who is appointed to any official committee of unsecured creditors (the “Creditors’ Committee”) in the Reorganization Cases.

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows:

AGREEMENT

Section 1. Means for Implementing the Plan.

To implement the Plan, the Debtors and each of the signatories hereto have agreed, on the terms and conditions set forth herein, that the Debtors shall use their best efforts to:

(a)	initiate the Reorganization Cases promptly following the effectiveness of this Agreement and no later than the date set forth in Section 8.1(b);

[1]	The Debtors in the Reorganization Cases will include: (i) Ampex Corporation; (ii) Ampex Data Systems Corporation; (iii) Ampex Data International Corporation; (iv) Ampex Finance Corporation; (v) AFC Holdings Corporation; (vi) Ampex Holdings Corporation; and (vii) Ampex International Sales Corporation.

(b)	coordinate with counsel to the Consenting Holders to prepare the Plan and the Disclosure Statement;

(c)	submit for and obtain at the earliest practicable date, Bankruptcy Court approval of the Disclosure Statement in form and substance reasonably satisfactory to the Consenting Holders;

(d)	solicit the requisite acceptances of the Plan in accordance with section 1125 of the Bankruptcy Code after: (i) the Reorganization Cases have commenced; and (ii) the Bankruptcy Court has approved the Disclosure Statement;

(e)	make a motion in the Bankruptcy Court to confirm the Plan as expeditiously as practicable under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the local rules for the Bankruptcy Court for the Southern District of New York (the federal and local rules being the “Bankruptcy Rules”);

(f)	implement all steps necessary and desirable to obtain from the Bankruptcy Court an order confirming the Plan (the “Confirmation Order”) within the time frame set forth in this Agreement, which Confirmation Order shall be in form and substance satisfactory to the Debtors and each Consenting Holder; and

(g)	consummate the confirmed Plan;

provided, however, that the form and substance of the Plan, including any Plan Supplement (as defined below) confirmed in connection therewith, and the Disclosure Statement shall be consistent in all material respects with the Plan attached hereto. Notwithstanding anything to the contrary contained herein, the Consenting Holders shall be under no requirement to participate in the Restructuring if the Plan or Disclosure Statement presented to the Consenting Holders provides for any terms that are materially inconsistent with this Agreement or the Plan attached hereto.

Provided that this Agreement has not been terminated in accordance with Section 8.1 herein, the Company shall not (i) support or seek to implement any restructuring transaction or series of restructuring transactions other than those contemplated in the Plan; (ii) support any effort to cause the United States Trustee to appoint a separate committee to represent the interest of equity holders; (iii) impede confirmation of the Plan or take any action, directly or indirectly, or encourage any transaction that may interfere with confirmation of the Plan; or (iv) encourage in any fashion any person or entity to do any of the actions identified in subclauses (i)—(iii) of this section.

Section 2. Plan

The Plan annexed hereto is incorporated herein by reference. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan. The general terms and conditions of the Restructuring are set forth in the Plan annexed hereto; provided, however, that the Plan is supplemented by the terms and conditions of this Agreement. In the event the terms and conditions set forth in the Plan and this Agreement are inconsistent, the terms and conditions set forth in the Plan shall govern.

Section 3. Commitments of the Consenting Holders Under this Agreement and the Plan.

3.1	Consenting Holders.

Each Consenting Holder commits herein to support the Plan and represents that it is its intention to continue to support the Plan (subject to Section 1 hereof) so long as it is the legal owner, beneficial owner and/or the investment adviser or manager of or with power and/or authority to bind any Ampex Claims and has been properly solicited pursuant to sections 1125 and 1126 of the Bankruptcy Code, however, this Agreement is not and shall not be deemed to be a solicitation for consent to the Plan. The acceptance of the Consenting Holders will not be solicited until the Consenting Holders have received the Disclosure Statement and the related ballots in forms approved by the Bankruptcy Court.

3.2	Support of Plan.

(a)	As long as a Termination Event has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, and so long as the Plan and all documents necessary for the Reorganization Cases (including the Disclosure Statement and all other motions and pleadings that could be reasonably anticipated to affect the interests of the Consenting Holders (collectively, the “Chapter 11 Documents”)) shall be and remain in form and substance satisfactory to the Consenting Holders, each of the Consenting Holders (as long as each such Consenting Holder remains the legal owner, beneficial owner and/or the investment advisor or manager of or with power and/or authority to bind any Ampex Claims) agrees that, subject to Section 1 hereof, by having executed and become party to this Agreement, from and after the date hereof, it will:

(i)	support the Plan;

(ii)	not, directly or indirectly seek, solicit, argue for, support or vote in favor of any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Debtors that is inconsistent with the Plan annexed hereto or could reasonably be expected to prevent, delay or impede the restructuring of the Debtors as contemplated by the Plan or any other document filed in connection with confirming the Plan (each, a “Reorganization Document”); and

(iii)	subject to the Company’s confidentiality obligations in Section 9.9 hereof, agree to permit disclosure in the Disclosure Statement and any filings made by the Debtors with the Securities and Exchange Commission of the contents of this Agreement.

(b)

Subject to Section 1, as long as a Termination Event has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, and so long as the Plan, Disclosure Statement and all other Chapter 11 Documents are in form and substance satisfactory to the Consenting Holders, the Debtors and each Consenting Holder, further agree that they shall not object in court to or otherwise commence any proceeding opposing any of the terms of this Agreement, the Disclosure Statement or the Plan.

3.3	Transfer of Claims, Interests and Securities.

Each of the Consenting Holders hereby agrees, for so long as this Agreement shall remain in effect as to it (such period, the “Restricted Period”), not to sell, assign, transfer, hypothecate or otherwise dispose of, directly or indirectly (each such transfer, a “Transfer”), all or any of its Ampex Claims (or any right related thereto and including any voting rights associated with such Ampex Claims), unless the transferee thereof agrees to be bound by all of the terms of this Agreement by executing the Joinder attached hereto as Exhibit B. The Company shall promptly acknowledge any such Transfer in writing and provide a copy of that acknowledgement to the transferor. By its acknowledgement of the relevant Transfer, the Company shall be deemed to have acknowledged that its obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of the relevant transferee as a Consenting Holder hereunder. Any sale, transfer or assignment of any Relevant Claim (as defined below) that does not comply with the procedure set forth in the first sentence of this Subsection 3.3 shall be deemed void ab initio. No Consenting Holder may create any subsidiary or affiliate for the sole purpose of acquiring any securities or notes issued by any Debtor without first causing such subsidiary or affiliate to become a party hereto as a Consenting Holder.

3.4	Further Acquisition of Ampex Claims.

This Agreement shall in no way be construed to preclude any Consenting Holder or any of its respective subsidiaries from acquiring additional Ampex Claims or interests (or voting rights associated therewith); provided that any such additional Ampex Claims or interests (or voting rights associated therewith) acquired by a Consenting Holder shall automatically be deemed to be subject to the terms of this Agreement. Upon written request of the Debtors, each Consenting Holder shall, in writing and within five (5) business days, provide an accurate and current list of all Ampex Claims or interests (or voting rights asserted therewith) that it holds at that time, subject to any applicable confidentiality restrictions and applicable law and subject to the confidentiality obligations set forth in Section 9.9 hereof).

3.5	Representation of Consenting Holders’ Holdings.

Each of the Consenting Holders represents that, as of the date hereof:

(a)	it is the legal owner, beneficial owner and/or the investment adviser or manager for the beneficial owner of such legal or beneficial owner’s Ampex Claims set forth on its respective signature page (collectively, the “Relevant Claims”);

(b)	there are no Ampex Claims of which it is the legal owner, beneficial owner and/or investment adviser or manager for such legal or beneficial owner that are not part of its Relevant Claims unless such Consenting Holder does not possess the full power to vote and dispose of such Claims; and

(c)	it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to perform its obligations hereunder.

Section 4. The Debtors’ Fiduciary Obligations.

Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement requires the Company to breach any respective fiduciary obligation that it may have under applicable law, and the Company may commit any act or take any actions consistent with such fiduciary obligations; provided, however, that it is agreed that such act may still result in a Termination Event hereunder and shall not affect the rights of the Parties set forth in Section 8 hereof.

Section 5. Mutual Representations, Warranties, and Covenants.

Each Party makes the following representations, warranties and covenants to each of the other Parties, each of which are continuing representations, warranties and covenants:

5.1	Enforceability.

Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legal, valid and binding obligation of the Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

5.2	Mutual Cooperation.

Each Party shall cooperate with the other Parties to do or cause to be done all things as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purpose of this Agreement.

5.3	Power and Authority.

It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement and the Plan.

5.4	Authorization.

The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

5.5	Governmental Consents.

The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required under the federal securities laws and, in connection with the commencement of the Reorganization Cases, the approval of the Disclosure Statement and confirmation of the Plan by the Bankruptcy Court.

5.6	No Conflicts.

As to each Party, the execution, delivery and performance of this Agreement does not and shall not: (a) violate any provision of law, rule or regulations applicable to it; (b) violate its certificate of incorporation, bylaws or other organizational documents; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

5.7	Waiver.

The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing by such Party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach of other instances or a waiver of any other condition or breach of any other term herein.

Section 6. No Waiver of Participation and Preservation of Rights.

The Company agrees that the Senior Secured Notes, Hillside Notes, the HSA Agreement, the Indenture and all other documents and agreements executed in conjunction with any of the foregoing shall remain and continue in full force and effect. This Agreement and the Plan are part of a proposed settlement of disputes among the Parties. Except as expressly provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Consenting Holders to protect and preserve its rights, remedies and interests, including, but not limited to, any and all of its claims and causes of action against any of the Debtors, any liens or security interests it may have in any assets of any of the Debtors or any third parties, or its full participation in the Reorganization Cases. Moreover, nothing contained herein effects a modification of Hillside’s, the Consenting Senior Secured Noteholders’ or the Trustee’s respective rights under the HSA Agreement or the Indenture or other documents and agreements executed in conjunction therewith unless and until the Restructuring is consummated. Without limiting the foregoing, in any way, if the transactions contemplated by this Agreement or otherwise set forth in the Plan are not consummated as provided herein, if a Termination Event occurs, or if this Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies, defenses and interests. Notwithstanding anything herein to the contrary, if a Consenting Holder is appointed to and serves on an official committee in the Reorganization Cases, the terms of this Agreement shall not be construed to limit such Consenting Holder’s exercise of its fiduciary duties in its role as a member of such committee, and any exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

Section 7. Non-solicitation of Votes.

This Agreement, the Plan and the transactions contemplated herein and therein are the product of arm’s length negotiations among the Parties, together with their respective representatives. This Agreement is not, and shall not be deemed to be, a solicitation of votes for the acceptance of a plan of reorganization for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.

Section 8. Termination.

8.1	Termination Events.

The term “Termination Event,” wherever used in this Agreement, means any of the following events (whatever the reason for such Termination Event and whether it is voluntary or involuntary); provided, however, with respect to a Termination Event contemplated by clauses (b), (c), (d), (e) and (f) of this Section 8.1, such date may be extended jointly in writing by (i) the Debtors, (ii) Hillside and (iii) Consenting Senior Secured Noteholders holding in the aggregate at least 51% of the aggregate outstanding principal amount of the Senior Secured Note Claims held by Consenting Holders (the “Senior Secured Note Requisite Holders”):

(a)	the Plan or any subsequent plan of reorganization filed by the Debtors with the Bankruptcy Court (or any Plan supported or endorsed by the Debtors) is not satisfactory to the Debtors and each of the Consenting Holders;

(b)	the Debtors shall not have commenced these Reorganization Cases under chapter 11 of the Bankruptcy Code within 14 days following the execution of this Agreement;

(c)	the Debtors shall not have filed the Plan and Disclosure Statement which are each reasonably acceptable to each of the Consenting Holders, with the Bankruptcy Court on or before 10 days following the Petition Date;

(d)	a hearing to consider the Disclosure Statement has not been scheduled to occur on or before 45 days following the Petition Date;

(e)	a hearing to consider the Confirmation Order has not been scheduled to occur on or before 75 days following the Petition Date;

(f)	The Plan shall not have been consummated within 60 days of the entry of the Confirmation Order;

(g)	any Party has breached any material provision of this Agreement and, if curable, any such breach has not been duly cured in accordance with the terms hereof after a period of five (5) business days;

(h)	the Bankruptcy Court shall enter an order in any of the Reorganization Cases appointing (i) a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, (ii) a responsible officer, (iii) an equity committee or (iv) an examiner;

(i)	any of the Reorganization Cases of the Debtors are (i) dismisssed or (ii) converted to cases under chapter 7 of the Bankruptcy Code and any such order has not been vacated within thirty (30) days following the date of such order;

(j)	any court shall enter a judgment or order declaring this Agreement or any material portion hereof to be unenforceable;

(k)	the Debtors shall withdraw the Plan or publicly announce their intention not to support the Plan;

(l)	the stipulation or order approving the Debtors’ use of Hillside’s cash collateral and the Consenting Senior Secured Noteholders’ cash collateral is not in form and substance satisfactory to Hillside and the Consenting Holders, respectively, is terminated or is not approved;

(m)	the Company takes formal action (including, without limitation, the filing of a pleading in the Reorganization Cases), or announces an intention to take or pursue action, inconsistent with (i) the Plan or (ii) any of the Chapter 11 Documents;

(n)	an involuntary bankruptcy case or similar proceeding or any other action enforcing remedies not brought, supported, proposed, consented to, or participated in by the Consenting Holders, is initiated against the Company unless, within twenty-five (25) days after such case or proceeding has been initiated, the Company consents to the entry for an order for relief or files for chapter 11 protection, and then files the Chapter 11 Documents, and seeks to implement the Restructuring by filing the Disclosure Statement and Plan;

(o)	the Debtors shall have filed an amendment of the Plan without having obtained the Consenting Holders’ prior written consent;

(p)	the Confirmation Order is not in form and substance reasonably satisfactory to the Consenting Holders; and

(q)	the Consenting Holders do not hold at least 50% in outstanding amount of the Senior Secured Note Claims.

The foregoing Termination Events are intended solely for the benefit of the Debtors and the Consenting Holders; provided that no Party may seek to terminate this Agreement based upon a breach or a failure of a condition (if any) in this Agreement arising out of its own actions or omissions.

8.2	Termination Event Procedures.

(a)	Unless waived in writing by each Party to this Agreement, this Agreement shall terminate three (3) business days following the date of occurrence of any Termination Event.

(b)	With respect to any Termination Event which is triggered by the failure or inability to obtain the agreement or consent of each Consenting Holder or to have a document satisfactory to each Consenting Holder (a “Non-Consenting Holder”), the Termination Event shall only apply to such Non-Consenting Holder and this Agreement shall otherwise remain in full force and effect.

(c)	If this Agreement is validly terminated by any Party (other than a Non-Consenting Holder) and the transactions contemplated hereunder are abandoned in accordance with this Section 8, except as set forth in Section 9.9 hereof, all obligations hereunder shall terminate and be of no further force and effect, provided, however, that any claim for breach of this Agreement shall survive termination and all rights and remedies with respect to such claims shall not be prejudiced in any way, provided further, however, that if the Company terminates this Agreement, it shall be obligated to promptly pay all fees and expenses of the Consenting Holders’ professionals incurred through the date of termination provided, further, that this provision shall in no way limit the Company’s obligation to pay the fees and expenses of the Consenting Holders’ professionals under any order approving the use of cash collateral.

8.3	Consent to Termination.

In addition to the Termination Events set forth in Section 8.1 hereof, this Agreement shall terminate effective upon a written agreement of the Company, Hillside and the Senior Secured Note Requisite Holders to terminate this Agreement.

Section 9. Miscellaneous Terms.

9.1	Third Party Beneficiaries; Assignment.

Third Party Beneficiaries. This Agreement shall be solely for the benefit of the parties hereto, and nothing in this Agreement, express or implied, shall give to any entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement. The agreements, representations, warranties, covenants and obligations of the Consenting Holders contained in this Agreement, are, in all respects, several and not joint, and no Party shall have any liability for any breach by any other Party of any obligation of such set forth herein. None of the Parties shall have or acquire any liability or responsibility for any other Party’s performance or non-performance under this Agreement.

Assignment. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Entity except as provided in Section 3.3 hereof.

9.2	Further Assurances.

The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties.

9.3	Headings.

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

9.4	Governing Law.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF. Upon the commencement of the Reorganization Cases, each of the Parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

9.5	Complete Agreement, Interpretation and Modification.

(d)	Interpretation. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

(e)	Modification of this Agreement. Except as set forth in Section 8.2, this Agreement may only be modified, altered, amended or supplemented by an agreement in writing signed by the Company and each Consenting Holder.

9.6	Execution of this Agreement.

This Agreement may be executed and delivered (by facsimile or via PDF upon confirmation of receipt) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party; provided, however, that no holder of a Senior Secured Note Claim may become a Consenting Holder by executing this Agreement at any time on or after the Petition Date nor shall the Parties agree to treat any such holder as a Party to this Agreement.

9.7	Settlement Discussions.

This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

9.8	Consideration.

The Debtors and each Consenting Holder hereby acknowledge that no consideration, other than that specifically described herein shall be due or paid to the Consenting Holders for their agreement to support the Plan in accordance with the terms and conditions of this Agreement. No party hereto shall be liable for any monetary damages for breach or termination hereof.

9.9	Confidentiality

Unless required by applicable law or regulation (including, without limitation, the Bankruptcy Code and the United States securities laws and any rules or regulations of the Securities and Exchange Commission) or court order, which law, regulation, or order may require disclosure of the following, or in conjunction with an action to enforce this Agreement, the Company shall not disclose any Consenting Holder’s holdings of Senior Secured Notes without the prior written consent of the Consenting Holder whose individual holdings are to be disclosed. The foregoing shall not prohibit the Company from disclosing the existence and terms of this Agreement or the aggregate amount of Senior Secured Notes, regardless of whether such disclosure is required by law, regulation, or court order, in any appropriate bankruptcy pleading.

9.10	Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	If to the Debtors, to:

Ampex Corporation

1228 Douglas Avenue

Redwood City, California 94063

Attn: Joel D. Talcott, Esq., General Counsel

Telephone: (650) 367-3330

Facsimile: (650) 367-3440

-and-

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Attn: Matthew A. Feldman, Esq.

          Rachel C. Strickland, Esq.

Telephone: (212) 728-8000

Facsimile: (212) 728-8111

(b)	If to Hillside, to:

Hillside Capital Inc.

405 Park Avenue, 12th Floor

New York, NY 10022

Attn: Raymond F. Weldon

          Donald Hawks

Telephone: (212) 935-6090

and

Milbank Tweed Hadley McCloy, LLP

One Chase Manhattan Plaza

New York, NY 10005

Attn: Dennis Dunne, Esq.

          Jessica Fink, Esq.

Telephone: (212) 530-5000

Facsimile: (212) 530-5219

(c)	If to a Consenting Senior Secured Noteholder, to the addresses or facsimile numbers set forth below following the Consenting Senior Secured Noteholder’s signature (or as directed by any transferee thereof), as the case may be, with copies to:

DDJ Capital Management, LLC

Stony Brook Office Park

130 Turner Street

Building 3, Suite 600

Waltham, Massachusetts 02453

Attn: Jackson S. Craig, Managing Director

Telephone:  (781) 283-8500

Facsimile:    (781) 283-8555

and counsel to DDJ Capital Management LLC,

O’Melveny and Meyers LLP,

Times Square Tower,

7 Times Square

New York, NY 10036

Attn: Michael Sage, Esq.

Telephone: (212) 728-5942

Facsimile: (212) 326-2061

and

Credit Suisse Asset Management, LLC

Eleven Madison Avenue

NewYork, NY 10010

Attn: Martha B. Metcalf

Telephone: (212) 325 2000

Facsimile: (212) 325 6665

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or PDF shall be effective upon oral or machine confirmation of transmission.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year first above written.

Dated: March 30, 2008

AMPEX CORPORATION

By:	/s/ D. Gordon Strickland
D. Gordon Strickland
Chief Executive Officer and President

AMPEX DATA SYSTEMS CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

AMPEX DATA INTERNATIONAL CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

AMPEX FINANCE CORPORATION

By:	/s/ D. Gordon Strickland
D. Gordon Strickland
President

AFC HOLDINGS CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Dated: March 30, 2008

AMPEX HOLDINGS CORPORATION

By:	/s/ D. Gordon Strickland
D. Gordon Strickland
President

AMPEX INTERNATIONAL SALES CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Dated: March 29, 2008

HILLSIDE CAPITAL INCORPORATED

By:	/s/ Raymond F. Weldon
Name:	Raymond F. Weldon
Title:	Managing Director

405 Park Avenue, 12th floor
New York, New York 10022

Dated: March 28, 2008

CONSENTING SENIOR SECURED NOTEHOLDER

Name of Institution:

Credit Suisse Asset Management LLC

By:	/s/ Martha Metcalf
Name:	Martha Metcalf
Title:	Managing Director

Telephone: (212) 325-2000
Facsimilie: (212) 325-6665

Dated: March 30, 2008

CONSENTING SENIOR SECURED NOTEHOLDER

B III Capital Partners, L.P.

By:	DDJ Capital III, LLC, its General Partner

By:	DDJ Capital Management, LLC, Manager

By:	/s/ Joshua L. McCarthy
Name:	Joshua L. McCarthy
Title:	Authorized Signatory

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

c/o DDJ Capital Management, LLC
130 Turner Street
Building #3, Suite 600
Waltham, MA 02453
Telephone: (781) 283-8500
Facsimile: (781) 283-8555

Dated: March 30, 2008

CONSENTING SENIOR SECURED NOTEHOLDER

B III-A Capital Partners, L.P.

By:	GP III-A, LLC, its General Partner

By:	DDJ Capital Management, LLC, Manager

By:	/s/ Joshua L. McCarthy
Name:	Joshua L. McCarthy
Title:	Authorized Signatory

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

c/o DDJ Capital Management, LLC
130 Turner Street
Building #3, Suite 600
Waltham, MA 02453
Telephone: (781) 283-8500
Facsimile: (781) 283-8555

Dated: March 30, 2008

CONSENTING SENIOR SECURED NOTEHOLDER

GMAM Investment Funds Trust II for the account of the Promark Alternative High Yield Bond Fund (Account No. 7M2E) **

By:	DDJ Capital Management, LLC, on behalf of GMAM Investment Funds Trust II, for the account of the Promark Alternative High Yield Bond Fund, in its capacity as an investment manager

By:	/s/ Joshua L. McCarthy
Name:	Joshua L. McCarthy
Title:	Authorized Signatory

By:	/s/ David L. Goolgasian, Jr.
Name:	David L. Goolgasian, Jr.
Title:	Authorized Signatory

c/o DDJ Capital Management, LLC
130 Turner Street
Building #3, Suite 600
Waltham, MA 02453
Telephone: (781) 283-8500
Facsimile: (781) 283-8555

**     All representations, warranties and covenants made by GMAM Investment Funds Trust II in this Plan Support Agreement are being made only with respect to those Senior Secured Notes held in the account #7M2E managed by DDJ Capital Management, LLC (the “Account”) and shall not apply to any Senior Secured Notes that may be beneficially owned by GMAM Investment Funds Trust II that are not held through such Account.

EXHIBIT A

JOINT CHAPTER 11 PLAN OF REORGANIZATION

FOR AMPEX CORPORATION AND ITS AFFILIATES

EXHIBIT B

JOINDER TO PLAN SUPPORT AGREEMENT

This Joinder to the Plan Support Agreement, dated as of March     , 2008, by and among Ampex Corporation and the Consenting Holders signatory thereto (the “Agreement”), is executed and delivered by [                    ] (the “Joining Party”) as of [                    ], 2008. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement. The Joining Party shall hereafter be deemed to be a “Consenting Holder” for all purposes under the Agreement.

Representations and Warranties. With respect to the Senior Secured Notes or Hillside Notes set forth below its name on the signature page hereof and all related Ampex Claims, the Joining Party hereby makes the representations and warranties of the Consenting Holders set forth in the Agreement.

Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

HOLDER OF RELEVANT OWNERSHIP

[Name of Holder]

By:
Name:
Title:

Notice Address

Fax:

Attention:

Senior Secured Notes or Hillside Notes:

Aggregate Amount of Notes:

DTC Information:

Acknowledged:

Ampex Corporation

By:
Name:
Title:

2